Exhibit 99.1

Datasea Pre-Announces First Half 2024 Revenue of $18.2 Million,a 1,037.5% Year-Over-Year Increase

BEIJING, January 23, 2024 (PR NEWSWIRE) -- Datasea Inc., (NASDAQ: DTSS) (“Datasea” or the “Company”), a Nevada incorporated digital technology corporation engaged in converging and innovative business segments for intelligent acoustics and 5G messaging technology in China pre-announced that its revenue for the first six months, ended December 31, 2023, of its fiscal year ended June 30, 2024, is expected to be approximately $18.2 million. This would represent an increase of approximately $16.6 million and growth of approximately 1,037.5% as compared to approximately $1.6 million in revenue that the Company recorded for first half of its fiscal year ended June 30, 2023. This is also approximately 160% higher than the approximately $7.0 million in revenue recorded for the full fiscal year ended June 30, 2023.

“Our 5G messaging business continues to build upon its first quarter results bolstered by contracts we signed beginning in June 2023. We expect further momentum for this business segment going forward,” commented Datasea CEO Ms. Zhixin Liu. “We are also pleased that our Acoustic Intelligence business, whose products create healthier and safer living environments are gaining traction in the marketplace as our marketing and sales programs are making progress.”

Financial Disclosure Advisory

The preliminary results for the six-month period ended December 31, 2023, are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s standard quarter and year-end closing procedures. This update does not present all necessary information for an understanding of Datasea’s financial condition as of the date of this release, or its results of operations for the six-month period ended December 31, 2023. As Datasea completes its quarter-end financial close process and finalizes its financial statements for the quarter, it will be required to make significant judgments in a number of areas. It is possible that Datasea may identify items that require it to make adjustments to the preliminary financial information set forth above and those changes could be material. Datasea does not intend to update such financial information prior to release of its final second quarter financial statement information, which is currently scheduled for February 14, 2024.

About Datasea Inc.

Datasea is a leading provider of products, services, and solutions for enterprise and retail customers in converging and innovative industries, intelligent acoustics and 5G messaging, especially focusing on ultrasonic, infrasound and directional sound technology. The Company’s advanced research and development technology serves as the core infrastructure and backbone for its products. Its 5G Messaging segment operates on a cloud platform based on artificial intelligence. Datasea leverages cutting-edge technologies in intelligent acoustics, utilizing ultrasonic sterilization to combat viruses and prevent human infections, and is also developing innovations in directional sound and medical ultrasonic cosmetology. In July 2023, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, in a strategic move to mark its global presence. This underlies Datasea’s commitment to intelligent acoustics and its intent to offer cutting-edge acoustic solutions to the U.S. market. For additional information, please visit: www.dataseainc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements  (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Investor and Media Contact:

Datasea Inc. Investor relations
Email:  investorrelations@shuhaixinxi.com

Precept Investor Relations LLC

David Rudnick
+1 646-694-8538
david.rudnick@preceptir.com